Exhibit 4.3.1

CONVIO, INC.
AMENDMENT NO. 1 TO
FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”), which amends that certain Fifth Amended and Restated Investors’ Rights Agreement, dated April 10, 2007 (the “Investor Rights Agreement”), is made and entered into as of January     , 2008 by and among Convio, Inc., a Delaware corporation (the “Company”), each of those holders of the Company’s Series P Common Stock, Series Q Common Stock, Series R Common Stock, and Series S Common Stock, each with a par value $0.001 per share (collectively, the “Common Stock”), identified on Schedule I to the Investor Rights Agreement (individually, a “Common Holder,” and collectively, the “Common Holders “), each of the holders of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, each with a par value of $0.001 per share, or shares of the Company’s capital stock issuable upon conversion thereof (collectively, the “Preferred Stock”), listed on Schedule II to the Investor Rights Agreement (individually, a “Preferred Holder” and collectively, the “Preferred Holders”).

RECITALS

WHEREAS, Section 22 of the Investor Rights Agreement sets forth the rights of the Common Holders and Preferred Holders with respect to the election of the members of the Board of Directors of the Company (the “Board”);

WHEREAS, the Common Holders and Preferred Holders desire to amend the Investor Rights Agreement to increase the size of the Board from seven to nine members, and to add certain provisions regarding the election of such new members of the Board;

WHEREAS, Section 29 of the Investor Rights Agreement provides that Section 22 thereof may only be amended with the written consent of each party or group of parties that such amendment would adversely affect;

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Company requires that the holders of at least two-thirds of the then outstanding shares of Preferred Stock, together as a single class, consent to a change in the authorized size of the Board to a number greater or less than seven;

WHEREAS, the undersigned, holding the requisite amount of stock necessary to amend the Investor Rights Agreement, desire to amend the Investor Rights Agreement as provided herein; and

WHEREAS, the undersigned Preferred Holders, holding the requisite amount of Preferred Stock necessary to consent to the increase in the size of the Board from seven to nine members, desire to consent to such increase.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Amendments.

(a)           The Section 22(vi) of the Investor Rights Agreement is hereby amended and restated to read as follows:

“(vi)        two (2) persons who initially shall be designated by the existing Board of Directors, and who, starting at the next annual meeting of the stockholders of the Company, shall be elected in accordance with the certificate of incorporation and bylaws of the Company; and”

(b)           A new Section 22(vii) is hereby added to the Investor Rights Agreement to read as follows:

“(vii)       after the date hereof, the Board of Directors shall undertake the process of identifying one (1) person approved by a majority of the existing Board of Directors, including the approval of at least one of the Series P Directors and the QRS Director, who shall have relevant experience in the industry and have no affiliation with the Company and who shall replace one (1) Series P Director (the “Industry Director”) (and the entity previously entitled to designate such Series P Director shall no longer retain such right.  Thereafter, the Industry Director shall be designated by a majority of the existing Board of Directors, including the approval of at least one of the Series P Directors and the QRS Director, who shall have relevant experience in the industry and have no affiliation with the Company.

Each of the parties further covenants and agrees to vote, to the extent possible, all Shares so that the authorized number of members of the Company’s Board of Directors shall consist of nine (9) members.

In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein.

No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.  In the event that the person serving as the director to be elected as the CEO Director ceases to serve as the Chief Executive Officer of the Company, each of the parties hereto agrees to vote all of its Shares for the removal of such director at the request of a majority of the Board of Directors, excluding the director to be removed.

The rights set forth in this Section 22 shall expire upon the first sale of Common Stock pursuant to a registration statement under the Securities Act.”

2.             Consent.  Each Preferred Holder hereby consents to the increase in the size of the Board from seven to nine members.

3.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2

4.             Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5.             Entire Agreement.  The Investor Rights Agreement, as modified by this Amendment, and the documents referred to herein and therein constitute the entire agreement among the parties in respect of the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

CONVIO, INC.

By:	/s/ Gene Austin
Gene Austin
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMMON HOLDERS:

Vinay Bhagat

David Crooke

/s/ Gene Austin
Gene Austin

/s/ Jim Offerdahl
Jim Offerdahl

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMMON HOLDERS (continued):

/s/Sheeraz Haji
Sheeraz Haji

William Pease

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

PREFERRED HOLDERS:

ADAMS STREET V, L.P.

By:	Adams Street Partners, LLC,
its General Partner

By:	/s/Jeffrey T. Diehl
Jeffrey T. Diehl
Partner

EL DORADO VENTURES VI, L.P.

By:	/s/ Scott Irwin
Name:	Scott Irwin
Title:	Managing Member

EL DORADO TECHNOLOGY ’01, L.P.

By:	/s/ Scott Irwin
Name:	Scott Irwrin
Title:	Managing Member

REMBRANDT VENTURES PARTNERS II, L.P.

By:
Name:
Title:

REMBRANDT VENTURES PARTNERS II, L.P.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

PREFERRED HOLDERS (continued):

GRANITE VENTURES, L.P.

By:	Granite Management, L.L.C.,
Its General Partner

By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact

ADOBE VENTURES IV, L.P.

By:	Adobe Ventures Management IV, LLC
Its General Partner

By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

PREFERRED HOLDERS (continued):

AUSTIN VENTURES VI, L.P.

By:	AV Partners VI, LP,
Its General Partner

By:	/s/ Ken DeAngelis
Name:	Ken DeAngelis
Title:	General Partner

AUSTIN VENTURES VI
AFFILIATES FUND, L.P.

By:	AV Partners VI, LP,
Its General Partner

By:	/s/ Ken DeAngelis
Name:	Ken DeAngelis
Title:	General Partner

SILVERTON PARTNERS III, L.P.

By:	/s/ William Wood
William Wood
General Partner

LIBERTY MUTUAL INSURANCE COMPANY

By:
Ronald D. Ulich
Vice President

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LMIA COINVESTMENT L.P.

By: :	/s/ Ronald D. Ulich
Ronald D. Ulich
Vice President

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

/s/ Sheeraz Haji
Sheeraz Haji

Pete Kirkwood

Robert Epstein

James Pooley

Samuel Kingsland

Lisa Gansky

Cristina Morgan

David Golden
Wilner Trust

Nicholas Allen

Mary Krackeler